Exhibit (j)(ii)

CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption “Independent Auditors” in both the Prospectus and the Statement of Additional Information and to the use of our report dated April 24, 2019, with respect to the financial statements of the Syntax 500 Series of Syntax Index Series, L.P. included in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-1A No. 333-215607) and related Prospectus of Syntax ETF Trust.

/s/ Ernst & Young
Dublin, Ireland
April 24, 2019